Exhibit 99.2

Aegerion Pharmaceuticals Reports Preliminary 2014 Net

Product Sales, its Outlook for 2015 and

Other Business Updates

- Company Completes Acquisition of MYALEPT®

- 2014 Total Net Product Sales Expected to be Between $156 and $158 Million,

Representing Approximately 220 Percent Growth over 2013

- 2015 Total Net Product Sales Expected to be Between $205 and $235 Million

Cambridge, MA, January 12, 2015 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, today reported preliminary unaudited 2014 net product sales, its outlook for 2015 and other business updates. Marc Beer, chief executive officer, plans to discuss these topics during a live presentation at the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco scheduled for Monday, January 12, 2015 at 4:30 p.m. PST (7:30 p.m. EST). The presentation will be webcast live and accessible through the “Investors” section of Aegerion’s website, www.aegerion.com.

2014 Preliminary Results & Business Update

•	Fourth Quarter 2014: Aegerion expects fourth quarter 2014 preliminary, unaudited net product sales to be between $49.3 and $51.3 million, which represents growth of approximately:

•	105 percent over the fourth quarter of 2013; and

•	15 percent sequentially over the third quarter of 2014.

•	Full-Year 2014: Aegerion expects preliminary, unaudited net product sales for full year 2014 to be between $156 and $158 million. These results:

•	align with the Company’s most recent guidance of between $150 and $160 million; and

•	represent approximately 220 percent growth over full-year 2013 net product sales.

•	The Company announced completion of the acquisition of MYALEPT®.

At December 31, 2014 there were approximately 745 active commercial patients on JUXTAPID therapy globally, approximately 632 of whom are U.S. patients. The cumulative dropout from launch in January of 2013 to year-end 2014 in the U.S. was approximately 41 percent. Cumulative drop-out is defined as the total number of patients who have definitively determined to discontinue therapy from the date of initial launch to the end of 2014 as a percentage of all patients who have received at least one shipment during that period. Compliance rates remain steady in the 80 to 90 percent range.

Marc Beer, chief executive officer of Aegerion, commented: “Our 2014 results reflect progress in reaching HoFH patients, with meaningful top-line and prescription growth over 2013. 2014 was a year of strategic investments in our commercial organization designed to support a positive patient experience with JUXTAPID, and we believe that these were the right investments both for JUXTAPID and future products. We are focused on strong execution in our patient services as we work with healthcare providers and patients to support adherence to therapy.

“We are also pleased to have shipped an order of JUXTAPID to the state of São Paulo, Brazil in December for both newly prescribed HoFH patients and previous JUXTAPID-treated HoFH patients from that state. This represented the first JUXTAPID order for HoFH patients in São Paolo in over one year.”

The Company announced that it has entered into an amendment to its Loan and Security Agreement with Silicon Valley Bank (SVB) to borrow $25 million in senior term debt, and to provide for the availability of up to $15 million in a working capital line of credit for general corporate purposes. The Company used part of the proceeds of the senior term debt to repay its existing SVB debt of $3.9 million.

MYALEPT® Acquisition

As previously announced, Aegerion has completed the acquisition of MYALEPT (metreleptin) for injection, an orphan drug product that is indicated, as an adjunct therapy along with diet, to treat complications of leptin deficiency in patients with generalized lipodystrophy (GLD). Since the initial launch of MYALEPT, over 35 GLD patients have initiated commercial therapy.

Mr. Beer commented, “Our team is excited about the opportunity to build upon AstraZeneca’s progress in delivering MYALEPT to GLD patients, with a continuing commitment to excellence in patient support. MYALEPT’s expected synergistic fit with Aegerion’s existing operations should help us in our efforts to achieve this objective. We are also focused on the potential to expand commercial opportunities for MYALEPT globally through additional regulatory filings for marketing approval.”

Aegerion acquired global rights to develop, manufacture, and commercialize MYALEPT, subject to an existing distributor license with Shionogi covering Japan, South Korea and Taiwan. MYALEPT is a recombinant analogue of human leptin, indicated in the U.S. as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy. MYALEPT has orphan drug designation in the U.S., European Union (EU) and Japan.

2015 Outlook

•	With global value dossiers for lomitapide submitted for consideration in key markets in the EU, the Company anticipates reimbursement decisions in several EU countries in 2015.

•	The Company continues to expect to submit a New Drug Application for lomitapide in Japan for the treatment of adult HoFH following anticipated completion of the 26-week efficacy phase of the ongoing Phase 3 study in Japan in mid-2015.

•	The Company now plans to initiate a therapeutic study of lomitapide in pediatric HoFH patients in the first half of 2015. Discussions with both the U.S. Food and Drug Administration and European Medicines Agency to finalize the trial protocol design are ongoing.

2015 Financial Guidance

•	Aegerion expects full-year 2015 global net product sales of JUXTAPID to be between $195 million and $215 million.

•	Aegerion expects full-year 2015 global net products sales of MYALEPT to be between $10 million and $20 million.

•	Total full-year 2015 global net product sales expectations represent an annual growth rate of approximately 30-50% over 2014 net product sales.

•	Aegerion expects full-year total non-GAAP operating expenses of between $195 million and $205 million.

•	Aegerion expects to generate cash from operations for the full-year of 2015.

Mr. Beer commented, “We expect 2015 to be a pivotal year, which should provide clarity on the growth trajectory of JUXTAPID, particularly in light of the anticipated introduction of the PCSK-9 inhibitors. While we expect disruption of new-patient starts as a result of PCSK-9 inhibitor launches, and have factored this disruption, and some attrition of our existing patients, into our 2015 financial guidance, our market research supports the belief that over the long-term there is meaningful potential upside from possible increased diagnosis of HoFH as a result of the greater disease awareness likely to follow the introduction of PCSK-9 inhibitors. With JUXTAPID as our cornerstone product, we are building a global rare disease company with a goal of meaningful revenue growth and positive cash flow.”

MYALEPT® (metreleptin) for injection

INDICATION and IMPORTANT SAFETY INFORMATION for MYALEPT (metreleptin) for injection

INDICATION

MYALEPT (metreleptin) for injection is a recombinant human leptin analog indicated as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy.

LIMITATIONS OF USE

•	The safety and effectiveness of MYALEPT (metreleptin) for injection for the treatment of complications of partial lipodystrophy or for the treatment of liver disease, including nonalcoholic steatohepatitis (NASH), have not been established.

•	MYALEPT is not indicated for use in patients with HIV-related lipodystrophy or in patients with metabolic disease, including diabetes mellitus and hypertriglyceridemia, without concurrent evidence of congenital or acquired generalized lipodystrophy.

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF ANTI-METRELEPTIN ANTIBODIES WITH NEUTRALIZING ACTIVITY AND RISK OF LYMPHOMA

•	Anti-metreleptin antibodies with neutralizing activity have been identified in patients treated with MYALEPT. The consequences of these neutralizing antibodies are not well characterized but could include inhibition of endogenous leptin action and/or loss of MYALEPT efficacy. Severe infection and/or worsening metabolic control have been reported. Test for anti-metreleptin antibodies with neutralizing activity in patients who develop severe infections or show signs suspicious for loss of MYALEPT efficacy during treatment. Contact 1-866-216-1526 for neutralizing antibody testing of clinical samples.

•	T-cell lymphoma has been reported in patients with acquired generalized lipodystrophy, both treated and not treated with MYALEPT. Carefully consider the benefits and risks of treatment with MYALEPT in patients with significant hematologic abnormalities and/or acquired generalized lipodystrophy.

•	Because of these risks associated with the development of anti-metreleptin antibodies that neutralize endogenous leptin and/or MYALEPT and the risk for lymphoma, MYALEPT is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the MYALEPT REMS PROGRAM.

CONTRAINDICATIONS

MYALEPT (metreleptin) for injection is contraindicated in patients with:

•	General obesity not associated with congenital leptin deficiency. MYALEPT has not been shown to be effective in treating general obesity, and the development of anti-metreleptin antibodies with neutralizing activity has been reported in obese patients treated with MYALEPT

•	Prior severe hypersensitivity reactions to metreleptin or to any of the product components. Known hypersensitivity reactions have included urticaria and generalized rash.

WARNINGS AND PRECAUTIONS

Risk for Development of Antibodies that Neutralize Endogenous Leptin and/or MYALEPT

Anti-metreleptin antibodies with in vitro neutralizing activity to leptin associated with adverse events consistent with loss of endogenous leptin activity and/or loss of efficacy have been identified in two patients with generalized lipodystrophy treated with MYALEPT (severe infections, increases in HbA1c and triglycerides), and in three patients without lipodystrophy who received MYALEPT in clinical studies (excessive weight gain, development of glucose intolerance or diabetes mellitus). The clinical implications associated with development of anti-metreleptin antibodies with neutralizing activity are not well-characterized at this time due to the small number of reports. Test for anti-metreleptin antibodies with neutralizing activity in patients who develop severe infections or show signs suspicious for loss of MYALEPT efficacy during treatment.

Lymphoma

•	Three cases of T-cell lymphoma have been reported in the MYALEPT lipodystrophy program; all three patients had acquired generalized lipodystrophy. Two of these patients were diagnosed with peripheral T-cell lymphoma while receiving MYALEPT. Both had immunodeficiency and significant hematologic abnormalities including severe bone marrow abnormalities before the start of MYALEPT treatment. A separate case of anaplastic large cell lymphoma was reported in a patient receiving MYALEPT (metreleptin) for injection who did not have hematological abnormalities before treatment.

•	Lymphoproliferative disorders, including lymphomas, have been reported in patients with acquired generalized lipodystrophy not treated with MYALEPT. A causal relationship between MYALEPT treatment and the development and/or progression of lymphoma has not been established. Acquired lipodystrophies are associated with autoimmune disorders, and autoimmune disorders are associated with an increased risk of malignancies including lymphomas.

•	The benefits and risks of MYALEPT treatment should be carefully considered in patients with acquired generalized lipodystrophy and/or those with significant hematologic abnormalities (including leukopenia, neutropenia, bone marrow abnormalities, lymphoma and/or lymphadenopathy).

MYALEPT REMS Program

MYALEPT is available only through a restricted distribution program under a REMS, called the MYALEPT REMS Program, because of the risks associated with the development of anti-metreleptin antibodies that neutralize endogenous leptin and/or MYALEPT and the risk for lymphoma [see Warnings and Precautions section].

Further information is available at www.myaleptrems.com or 1-855-6MYALEPT.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the commercial opportunity for our products; the possible timing of pricing/reimbursement approval for lomitapide in the EU; our expectations with respect to the MYALEPT business and expected synergies; our expectations with respect to possible regulatory filings and the initiation of clinical studies; our expectations as to future financial results, including operating expenses, cash flow and net product sales; and our expectations with respect to the effect of the launch of competitive products on our product sales. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among others: the risk that market acceptance of JUXTAPID in the U.S. may not continue at the levels we expect and may be lower outside the U.S. than we expect; the risk that we may not achieve and retain market acceptance for MYALEPT; the risk that we may not be successful in our efforts to smoothly transition MYALEPT operations, and it may be more costly to do so than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the actual number of patients with HoFH or GLD may be lower than our estimates; the risk that the side effect profiles for lomitapide and metreleptin observed in commercial use and in further clinical studies will not be consistent, in scope and severity, with the side effect profile observed in the pivotal study of each drug; the risk that the expected negative impact of launch of PCSK-9 inhibitors on JUXTAPID sales will be greater than we expect, or that other competitive products will negatively impact our results; the risk that private or government payers may impose restrictions that hinder reimbursement of either JUXTAPID or MYALEPT; the risk that regulatory authorities in countries where either product is not yet approved may not be satisfied with the efficacy or safety profile of the product; the risk that we do not receive approval for each product in additional countries on a timely basis, or at all, or that regulatory authorities impose significant restrictions on approval or require additional development; the risk that we do not obtain requisite pricing/reimbursement approvals outside the U.S. at acceptable levels and without significant limitations; the risk that we are not able to generate the level of named patient sales in countries outside the U.S. that we expect; in the case of lomitapide, the risk that regulatory authorities may not agree with our assessment that the differences between our clinical and commercial materials are not clinically meaningful; the risk that technical hurdles may delay initiation of future clinical trials; the risk of unexpected results in use of our commercial products or during our additional nonclinical or clinical development work; the risk that our patent portfolio and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that the government may not agree with our view of our compliance programs and processes in the course of any investigation and the risks associated with the unpredictable nature of government investigations; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in integration of a new product, commercialization, drug development and the regulatory approval process.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 10, 2014, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Associate Director, Investor Relations & Public Relations

(857) 242-5024

amurphy@aegerion.com